UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 7, 2013

Tessera Technologies, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50460	16-1620029
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3025 Orchard Parkway

San Jose, California 95134

(Address of Principal Executive Offices, including Zip Code)

(408) 321-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Tessera Technologies, Inc. (the “Company”) held its Annual Meeting of Stockholders on June 7, 2013 in San Jose, California. The results of the matters voted on by the stockholders are set forth immediately below.

Proposal 1

To elect ten (10) members of the Board of Directors to hold office until the next annual meeting or until their successors are duly elected and qualified:

Director Nominee	Votes For	Withheld
Tudor Brown	41,809,346	78,925
John Chenault	43,781,876	460,467
George Cwynar	41,809,346	78,925
Peter A. Feld	38,100,883	3,787,388
Richard S. Hill	42,286,544	1,955,799
Thomas Lacey	40,706,165	1,182,106
George Riedel	41,809,346	78,925
Christopher A. Seams	43,991,876	250,467
Donald E. Stout	38,100,982	3,787,289
Timothy J. Stultz	43,778,602	463,741

Proposal 2

To hold an advisory vote on executive compensation:

Votes For	Votes Against	Votes Abstaining
31,407,856	12,800,446	34,041

Proposal 3

To ratify the appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm of the Company for its fiscal year ending December 31, 2013:

Votes For	Votes Against	Votes Abstaining
44,225,035	179,394	273,824

Proposal 4

To approve the amendment and restatement of the Employee Stock Purchase Plan:

Votes For	Votes Against	Votes Abstaining
41,641,166	2,293,777	307,400

Proposal 5

To approve the International Employee Stock Purchase Plan:

Votes For	Votes Against	Votes Abstaining
41,134,304	2,292,811	815,228

See the Company’s Supplement to its Proxy Statement dated May 29, 2013 filed on Schedule 14A for information about the Settlement Agreement entered into between the Company and Starboard Value and Opportunity Master Fund Ltd and its affiliates and director nominees, which terminated the proxy solicitation subject to Rule 14a-12(c) under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2013	TESSERA TECHNOLOGIES, INC.

	By:	/s/ C. Richard Neely, Jr.
	Name:	C. Richard Neely, Jr.
	Title:	Executive Vice President and Chief Financial Officer